                                  SCHEDULE 14A                   File # 2-74436
                                                                 File # 811-3287

                     Information Required in Proxy Statement
                                REG. 240.14A-101

                            SCHEDULE 14A INFORMATION
    Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                                    of 1934


Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                           NEW ALTERNATIVES FUND, INC.
                (Name of Registrant as Specified In Its Charter)


.................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the registrant)


Payment of Filing Fee ( Check the appropriate box):

[X]      No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. (1) Title of each class of securities to which transaction applies:

         .......................................................................
         (2) Aggregate number of securities to which transaction applies:

         .......................................................................
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the mount on which the filing fee is calculated and state how it was determined):

         .......................................................................
         (4) Proposed maximum aggregate value of transaction:

         .......................................................................

         (5) Total fee paid:

         .......................................................................
[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously paid:

         .......................................................................
         (2) Form, Schedule or Registration Statement No.:

         .......................................................................
         (3) Filing Party:

         .......................................................................
         (4) Date Filed:

         .......................................................................

                           NEW ALTERNATIVES FUND, INC.
            150 BROADHOLLOW ROAD, SUITE 306, MELVILLE, NEW YORK 11747

                       NOTICE OF YEAR 2004 ANNUAL MEETING

Notice is hereby given that the Year 2004 Annual Meeting of Shareholders (the "meeting") of New Alternatives Fund, Inc. (the "Fund") will be held at 12 Valley Court, Huntington, NY on Thursday, SEPTEMBER 23, 2004 at 7:30 P.M. for the following purposes:

ITEM 1. To elect seven Directors to serve for the ensuing year.

ITEM 2. To consider and act upon a proposal to ratify the Directors selection of the firm of Joseph A. Don Angelo, CPA as independent certified public accountant of the Fund for its fiscal year ending December 31, 2005.

ITEM 3. To transact such other business as may properly come before the meeting or any adjournment thereof.

You are cordially invited to attend the meeting. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENVELOPE PROVIDED. The enclosed proxy is being solicited by the Directors of the Fund.

Melville, N.Y.                         Maurice L. Schoenwald
Dated: August 2, 2004                  Secretary


     *FOR INFORMATION ON HOW TO GET THERE; CALL THE OFFICE AT (800) 423-8383

--------------------------------------------------------------------------------
Privacy Notice: The Fund Takes This Opportunity To Provide Shareholders With The Fund Privacy Policy.

This Fund has never disclosed matters concerning the business of its stockholders to brokers, insurance companies, other funds or anyone, except as listed below and does not intend to do so.

Exceptions: 1. Government tax authority, as required, 2. Transfer Agent (our bookkeepers to the extent required to perform their duties), 3. Persons that our shareholders authorize us to give information to. 4. Legal demand such as a subpoena.

                                 PROXY STATEMENT

                           NEW ALTERNATIVES FUND, INC.
                150 BROADHOLLOW ROAD - MELVILLE, NEW YORK, 11747

                                  INTRODUCTION

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Directors of New Alternatives Fund, Inc. (the "Fund"), a New York Corporation, to be voted at the Year 2004 Annual Meeting of Shareholders of the Fund (the "meeting"), to be held at 12 Valley Court, Huntington, NY on THURSDAY, SEPTEMBER 23, 2004 at 7:30 P.M. The approximate mailing date of this Proxy Statement is August 9, 2004.

All properly executed Proxies received prior to the meeting will be voted by the attending directors, acting as proxies, at the meeting in accordance with the instructions marked thereon or otherwise as provided therein. Unless instructions to the contrary are marked, proxies will be voted for the election of all seven nominees for Directors, and for the ratification of the selection of the accountant.

Any proxy may be revoked at any time prior to the exercise thereof by giving notice to the Secretary of the Fund.

The Directors have fixed the close of business on August 2, 2004 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting and at any adjournment thereof. Shareholders on the record date will be entitled to one vote for each share held. As of August 2, 2004 , the Fund had, 1540, 343.8090 shares. To the best knowledge of the Fund, there is one beneficial owner of the Fund with more than five percent of its outstanding shares, to wit, Smith Barney Shearson which beneficially owns 5.8% of the outstanding shares.

Management of the Fund knows of no business other than that mentioned in the Notice of Meeting which will be presented for consideration at the meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

A complete list of the shareholders of the Fund entitled to vote at the meeting will be available and open for the examination of any shareholder of the Fund for any purpose germane to the meeting during ordinary business hours from and after August 2, 2004, at the office of the Fund, 150 Broadhollow Road, Melville, New York 11747.

Copies of the Fund's Annual Report and most recent Semi-Annual Report are available without charge by calling the Fund at 800 423-8383, or by writing to the Fund at the address above.


                            ------------------------

                         ITEM # 1. ELECTION OF DIRECTORS

At the meeting, seven Directors will be elected to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified. It is the intention of the persons named in the enclosed proxy to nominate and vote in favor of the election of those persons listed below selected by each shareholder on his/her proxy. The proxy provides a place to vote to elect all the nominated Directors. The proxy also provides a method for denying your vote for one or more existing Directors.

Each nominee listed below has consented to serve as a Director. The Directors of the Fund know of no reason why any of these nominees would be unable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Directors may recommend.

Certain information concerning the nominees is set forth as follows: There is only one portfolio. There is no Fund complex. There are no other fund directorships held by the directors of this fund.


Name and Address       Principal Occupations                     Director         Shares of nominee
                       During Past Five Years                    Since            owned or beneficially
                                                                                  owned at 08/02/04

Maurice Schoenwald*    Member of New York (1947) and             1981                   5517
Gulf of Mexico Dr.     Florida (1978) Bar; Fund
Longboat Key, FL       Chairperson and Founder; author of
Age 84                 articles on legal and investment
                       questions; former faculty, Hofstra
                       University; Chairperson of Accrued
                       Equities, Inc.

David J. Schoenwald*   Member of New York Bar (1976); Fund       1981                   4741
Valley Court           founder, formerly reporting staff
Huntington,            of Newark Star Ledger, now member
Age 54                 Schoenwald & Schoenwald PC;
                       Attorneys; son of Maurice
                       Schoenwald. President of Accrued
                       Equities, Inc.


Sharon Reier           Financial Journalist contributing         1981                    877
Rue Lord Byron         to Business Week & International
Paris, France          Herald Tribune; Former Regional
Age 56                 Editor Financial World Magazine;
                       Former Editor with Board Room;
                       Former Contributing Editor
                       Institutional Investor; formerly
                       staff of Forbes and American
                       Banker.

Dorothy Waynor**       MBA, Pres. of Dwayner/                    1981                   1631
East 58th St.          Communications Advertising and
New York, NY           Publishing, NY; MBA-New York
Age 66                 University; Member Former Officer
                       and Board Director of Advertising
                       Women of New York, a private
                       organization; President
                       Kaleidoscope Kids, Inc., a
                       non-profit organization promoting
                       creativity for middle school kids.


Name and Address       Principal Occupations                     Director               Shares of nominee
                       During Past Five Years                    Since                  owned or beneficially
                                                                                        owned at 06/30/04

John C. Brietenbach    Practicing Attorney, History              2000                   70
Silver Bay, NY 12874   Teacher, Town Planning
Siver Bay, NY 12874    Administrator Village Volunteer
Age 49                 Fireman, Clerk Warren County Family
                       Court, Drafted storm water and
                       water quality preservation
                       regulations for county and city and
                       Lake George Basin, admitted to NY
                       Bar, 1999.

Preston V. Pumphrey**  Retired CEO and owner of Pumphrey         2002                   437
Beatrice Ave.          Securities, a registered securities
Syosset, NY 11791      broker/dealer. Responsibilities
Age 68                 included preparation of
                       Broker/dealer Filings and audited
                       annual reports. Former Adjunct
                       Professor of Finance, C.W. Post
                       College. NASD Dispute Resolution
                       Board of Arbitrators. A Director of
                       American Red Cross in Nassau
                       County, NY.

Murray D. Rosenblith   Executive Director of the A.J.            2002                   124
St. Johns Place        Mustie Memorial Institute, an
Brooklyn, NY 11238     organization concerned with
Age 52                 exploration of the link between
                       nonviolence and social change.
                       Responsible for executive
                       management and administration of
                       non-endowing operating foundation,
                       making grants to projects in the
                       peace and social justice movement.
                       Responsibilities included fund
                       raising, management of investments,
                       maintaining financial records.


* Interested person, as defined in the Investment Company Act of 1940. Maurice
L. Schoenwald is Secretary and minority shareholder of Accrued Equities Inc., the Advisor. David Schoenwald is majority shareholder and President of Accrued Equities, Inc.

** Designates members of the fund's audit committee. The audit committee has the responsibility of overseeing the establishment and maintenance of an effective financial control environment, for overseeing the procedures of evaluating the system of internal accounting control and for evaluating audit performance.

            Compensation Table for Fund Directors and Fund Paid Staff

Fund Staff Earning More Than $60,000 from Fund.                         :None
Annual Total Compensation of Each Director.                             :$500.00
Income of Directors from other mutual Funds.                            :None
Compensation From Fund of Directors part of manager.                    :None
Retirement Benefits from Fund for staff or Director.                    :None
Pension Benefit from Fund for staff or Director.                        :None
Total Annual Benefit from Fund of any Director from any Fund Source.    :$500.00

Audit Committee persons receive an additional $500 per year
-----------------------------------------------------------
Total Annual Benefit from Fund of any employee
or officer of Fund including officer Directors.                         :None

Compensation of Directors and Officers. A five hundred-dollar fee was paid to each "uninterested" director by the Fund for the preceding year and one Director also received $456 for travel costs for the directors meeting. No compensation was paid to the "interested" Directors and Officers. No other compensation is or was paid. Interested officers and directors are paid by the manager. Coach travel expense to a directors meeting which exceeds 500 miles will be paid to the extent that the expense is incurred.

Meetings: The Directors met twice during the preceding fiscal year. The annual meeting was held on September 5, 2003. At the meeting the directors elected Preston Pumphrey to the Audit committee; voted to provide an additional $500 in compensation to directors serving on the audit committee; heard a report of the fund's auditing firm; reviewed the funds compliance with new anti money laundering act rules; reviewed rules on SEC filings, accounting controls, disclosure controls, the Patriot Act, customer identification programs, approved the initial audit committee charter; approved a new shareholder subscription application to comply with new anti-money laundering rules; discussed the policy of having the board open to suggestions for nomination of new directors ; voted to submit a proxy to shareholders to increase the percentage of investment in foreign companies; approved the investment advisory and distribution agreements with Accrued Equities Inc, after due consideration of the activities of the prior year; h) reviewed the fund's privacy policy, reviewed records, documents and filings with the Securities Exchange Commission, reviewed the fund's compliance with its' code of ethics, and reviewed correspondence with shareholders. There was approval of the agreements with PFPC as Transfer Agent, custodian, sub-custodian and pricing/accounting provider, and an agreement with PFPC for accounting, custodial & pricing services. The Directors voted for the inclusion of the resolutions proposed herein and nominations, reviewed the fund's advertising policy, and reviewed filing of blue sky registration in various states. The directors reconfirmed participation with Fund Serve. They discussed and voted on questions of pricing, particularly foreign stocks and on privacy policy. A more detailed discussion is found in the minutes of the directors meeting.

On June 24, 2004, the meeting was devoted to discussion and interpretation of new Securities Commission rule proposals which would: a) prohibit the fund's co-founder, Maurice L Schoenwald, from continuing to serve as Chairman of the Board of Directors because he is considered an "inside" director, rather than an "independent" director; require the fund to have 75% of directors be "independent" (it's now 71.4%), requiring election of a new director; c) appointment of a "Chief Compliance Officer" other than David J. Schoenwald, because he is not an 'independent' director. After much research and consultation since the meeting, but during a period of informal consultation with the directors, it was decided that David Schoenwald, a member of the advisor could and should serve as the Chief Compliance Officer; d) having four directors' meetings each year, instead of two each year. Issues discussed included the additional costs of the SEC proposals, and their impact on the expense ratio of our small mutual fund; e) a review of the meetings of the audit committee. Decision on these matters was deferred until the proposals are (or are not) adopted by regulators. Note: The SEC proposals were adopted by the regulators some weeks after the meeting.

At the meeting the Directors continued discussion of the Sarbanes-Oxley Act and its implementation by SEC rules and regulations. They determined the date of the next annual meeting. The Directors reaffirmed the Fund's anti-money Laundering Policy, and approved the Fund's restated ethics policy and the Fund's proxy voting and proxy voting records keeping policy. The directors again expressed their concern with rising expense to this small fund with all the new regulations and could not find a way to reduce the expense and the time required of the advisor.

                                   COMMITTEES:

Executive Committee: There is an executive committee consisting of Maurice L. Schoenwald and David Schoenwald. This committee informally consults with the Directors and manages administrative matters.

Audit Committee: There is an audit committee of two, Dorothy Wayner and Preston Pumphrey. The audit committee reviewed the fund's financial reports and the audit letters of the fund's auditor. The audit committee charter was approved. The directors have determined at the September 2003 meeting that the two members of the audit committee are 'financial experts' (as defined under the Securities Commission rules applicable to mutual fund audit committees). The audit committee meets at least twice a year.

The following Directors, Maurice L Schoenwald, David J Schoenwald, Sharon Reier, Dorothy Waynor, John C. Brietenbach, Murray D. Rosenblith and Preston Pumphrey were elected by the shareholders at a meeting held on September 5, 2003 with 844,154.261, or 54.269% of the outstanding shares represented at the meeting and 97% or more of those cast were voted for each Director.

Share Ownership: At August 2, 2004, the Directors and Officers of the Fund as a group owned an aggregate of 13,998.984 shares or 0.91% of the outstanding shares of the Fund.


         ITEM #2. SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Directors of the Fund have selected the firm of Joseph A. Don Angelo CPA, independent certified public accountant, to examine the financial statements of the Fund for the fiscal year ending December 31, 2004. The Fund knows of no direct or indirect financial interest of such firm in the Fund. Such appointment is subject to ratification or rejection by the shareholders of the Fund. Unless a contrary specification is made, the accompanying proxy will be voted in favor of ratifying the selection of such accountant. The accountant has been invited to attend the annual meeting and the meeting of the Board of Directors and any statement he may care to make will be welcomed.

The firm has served as auditor for the Fund for the three preceding years and his selection was approved by the shareholders at the last annual meeting. Aggregate fees billed for professional services rendered by the auditor for auditing the Fund of its financial statements for the preceding two years were $18,525 in 2003 and $16,776 in 2002. Non audit fees for review of the Fund's tax corporate returns were $650 in 2003, and $350 in 2002 paid by the Fund to the auditor for the preceding two years.

The firm is also retained by Accrued Equities Inc., the Fund's investment advisor and principal underwriter in connection with auditing Accrued Equities Inc. and preparing its tax return. He also prepared the corporate tax returns for Schoenwald & Schoenwald PC, of which David J Schoenwald is President. The audit committee found the firm's services for the above to be compatible with maintaining his independence. The auditor also reviewed and prepared the returns for Maurice and David Schoenwald.


                     DATA CONCERNING THE INVESTMENT ADVISOR

Accrued Equities, Inc. (the "Investment Manager/Advisor") acts as the investment Manager/Advisor for the Fund and provides the Fund with management/advisor services pursuant to an investment advisory agreement (the "Investment Advisory Agreement"). The agreement was approved by the Directors, including all of the Directors who are not interested persons of the Fund, on September 5,

2003. Accrued Equities Inc. has acted as the investment manager/advisor for the Fund since September 3, 1982, when the Fund commenced operations.

In their consideration of this matter, the Directors studied information relating to, among other things: the size of the Fund and the contributions of the Fund advisors to operating costs and needs, the quality, extent and value of the services provided to the Fund by Accrued Equities, Inc., comparative data with respect to the advisory and management fees paid by other funds of comparable type and size, the operating expenses and expense ratio of the Fund as compared to other such funds, the special knowledge of alternative energy of Accrued Equities, Inc. and data relating to the costs incurred by Accrued Equities Inc. in providing advisory, administrative, processing and other services to the Fund and its shareholders. The Directors have noted that small funds have higher expenses, specialized funds have higher expenses, funds investing in foreign securities have higher expenses and that the Fund has lower than average related fund expenses considering size and area of investment.

Accrued Equities, Inc., a New York corporation, presently provides distribution as well as advisor services only to the Fund. For the fiscal year ended December 31, 2003 the advisor received $297,364 from the Fund pursuant to the advisory agreement, representing an annual rate of advisory fee of 0.753% of average net assets. David J. Schoenwald, President and Director of the Fund is the majority shareholder of Accrued Equities and Maurice L. Schoenwald, Secretary and Treasurer and Chairperson of the Board of Directors of the Fund is a minority shareholder of Accrued Equities, Inc. Accrued Equities, Inc. is the investment advisor and principal underwriter of the Fund. Maurice L. Schoenwald owns directly and beneficially 5517 shares of the Fund amounting to 0.0358% David Schoenwald owns 4741shares of the Fund amounting to 0.03078% of the outstanding shares of the Fund as of August 2, 2004. Accrued Equities, Inc. is an underwriter of the Fund and in some cases receives commissions as a direct broker of Fund shares. ACCRUED EQUITIES SERVES ONLY THIS FUND. IT PAYS FROM ITS INCOME ALL RENT FOR OFFICE SPACE, ALL TELEPHONE COSTS, ALL STAFF, INCLUDING THE RECEPTIONIST, ADVERTISING, OFFICE SUPPLIES, ALL OFFICE EQUIPMENT, ALL COMPUTERS, INCLUDING MAINTENANCE AND SOFT WARE, OFFICE INSURANCE, MEETING EXPENSES. The Manager also pays the compensation of such of the Fund's Officers and Directors who are affiliated with the Manager.

The Directors have noted that Maurice and David Schoenwald are the founders
(1982)of the Fund. This is their sole public financial enterprise.

The business address of the Advisor and its principal executive office is 150 Broadhollow Road, Suite 306, Melville, New York 11747.


                     TERMS OF INVESTMENT ADVISORY AGREEMENT

The Management/Advisory Agreement provides that the Investment Advisor shall advise and manage the investment and reinvestment of the assets of the Fund and administer its business and affairs, subject to the overall supervision of the Fund's Board of Directors. Under said Agreement, the Manager receives a monthly fee from the Fund at the following annual rates based on the average net assets of the Fund at the end of each month:

             ANNUAL RATE                             ASSETS

                 1%.............................First $ 10 million
                 0.75%..........................Amounts  over $ 10 million
                 0.5%...........................Amounts  over $ 30 million
                 0.45%..........................Amounts  over $ 100 million


In addition to the management/advisory fee, the Fund pays (or may pay) other expenses incurred in its operation including, among others, taxes, brokerage commissions, fees and expense of Directors who are not affiliated with the Advisor, securities registration fees, charges of custodians, price reporting, bookkeeping, accounting, proxy, transfer, dividend disbursing and reinvestment expenses, auditing and legal expenses, the typesetting costs involved in the printing of the Prospectus sent to existing share owners, costs of share owners' reports, an equitable portion {if charged} of shareholder services to the extent that such services may be rendered directly by the manager including staff, office expense, office space, and postage and telephone expense and the cost of corporate meetings. Sales expenses, including the cost of printing prospectii for distribution to non-shareholders are paid for by the Underwriter.

The Management/Advisory Agreement must be approved each year by either (a) a vote of the Board of Directors of the Fund, including a majority of the independent Directors, or (b) a vote of the share owners. Any changes in the terms of the Management Agreement must be approved by the share owners. The Management Agreement may be terminated upon its assignment. In addition, the Management Agreement is terminable at any time without penalty by the Board of Directors of the Fund or by a vote of the holders of a majority of the Fund's outstanding shares (as defined above) on sixty (60) days' notice to the Manager and by the Manager on sixty (60) days' notice to the Fund.

The Manager receives no remuneration from any broker through whom shares are purchased and no benefit except published reports from the broker and from other published sources, which are furnished without charge. It is believed that the same materials are available to any customer of the broker on request.

This data is furnished to the manager by mail, fax or telephone. The aggregate of brokerage commissions paid by the Fund for the purchase and sale of portfolio securities for the year ending December 31, 2003 was $73,847.89.


                       PENDING LITIGATION AND LEGAL MATTER
                                     -NONE-

                             ADDITIONAL INFORMATION

The expense of printing and mailing of the proxy and notice of proxy will be borne by the Fund. In order to obtain the necessary quorum at the meeting, supplementary solicitation may be made by mail, telephone, telegraph or personal interview by officers of the Fund.

It is anticipated that the cost of such supplementary solicitation, if any, will be nominal. The most recent annual report, December 31, 2003 and the existing by laws are incorporated here by reference. Copies will be sent promptly and without charge to shareholders upon a request by phone (800) 423 8383 or by mail to the Fund at 150 Broadhollow Road, Melville, N.Y. 11747.

The Funds most recent semi-annual or annual report is available to shareholders upon request.


                            PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the next annual meeting of shareholders of the Fund must be received by the Fund for inclusion in its proxy statement and form of proxy relating to that meeting by April 1, 2005.

Dated: August 2 , 2004              By order of the Directors Melville, New York
                                    Maurice L. Schoenwald, Secretary

                                 ===============


          {THIS IS YOUR BALLOT FORM - PLEASE COMPLETE, SIGN AND RETURN}

                           NEW ALTERNATIVES FUND, INC.
                   150 BROADHOLLOW ROAD, MELVILLE, N.Y. 11747

                                      PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS:

We prefer that you mark appropriate boxes in dark ink with an "X."

The undersigned shareholder hereby appoints David J. Schoenwald and Maurice L. Schoenwald as Proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote as designated on this form all shares owned directly and or beneficially of New Alternatives, Fund, Inc. (the Fund) held of record by the undersigned on August 2 , 2004 at the annual meeting of shareholders of the Fund to be held on September 23, 2004 at 7:30 P.M. or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO CONTRARY DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 [ALL DIRECTORS] 2, AND 3

ITEM 1. Election of Directors

A. For all nominees listed below.                           {  }

B. Withhold authority to vote for all the
nominees listed below.                                      {  }

C. For all nominees, except those whose names which are stricken out by striking
a line through the nominee's name in the list below.        {  }

Maurice L. Schoenwald - David J. Schoenwald - Sharon Reier - Dorothy Waynor - John C. Brietenbach, Jr. - Preston V. Pumphrey - Murray D. Rosenblith

ITEM 2. Proposal to ratify the selection of Joseph A. Don Angelo as the independent certified public accountant for the Fund.

 FOR           AGAINST       ABSTAIN

{  }            {  }           {  }


                          PLEASE TURN OVER AND COMPLETE
                          -----------------------------

ITEM 3. In the discretion of the said named proxies to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                               ===================

Please sign exactly as your name appears on the mailing. When shares are held by joint tenants both should sign. When signing as an attorney or as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

                  DATED :........,2004


                  X......................................
                  SIGNATURE

                  X......................................
                  SIGNATURE if held jointly


PLEASE REMEMBER TO SIGN, DATE AND RETURN THE PROXY, USING THE ENCLOSED ENVELOPE.


NOTE: It has been a custom for many shareholders to include a note with the return of the proxy statement commenting on our investments or any other matter relevant to the Fund. We read all such notes with great interest and discuss them at the annual meeting.

                            ------------------------

WRITE YOUR NOTES HERE: